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                                                                  EXHIBIT 10.79


                               GUARANTY AGREEMENT


                 THIS GUARANTY AGREEMENT made and entered into as of October 17, 1996, (the "Guaranty"), by MCLEOD, INC ("the Guarantor"), a corporation duly organized and existing under the laws of the State of Delaware, with authority to do business in the State of Iowa, in favor of KIRKWOOD COMMUNITY COLLEGE, ("Kirkwood");


                                  WITNESSETH:


                 WHEREAS, Kirkwood Community College, Cedar Rapids, Iowa, a school corporation organized and existing under the Constitution and laws of the State of Iowa, has entered into or will enter into Industrial New Jobs Training Agreements to provide education and training to workers in new jobs at the Iowa facilities of McLeod Telecommunications, Inc., McLeod Telemanagement, Inc. and McLeod Network Services, Inc. (individually and collectively the "Employer") pursuant to Industrial New Jobs Training Agreements dated as of October 17, 1996, (individually and collectively the "Agreements") between Kirkwood and the respective Employers; and

                 WHEREAS, Guarantor, as owner of part or all of the issued and outstanding shares of each Employer is desirous that Kirkwood provide training to the employees in the new jobs and is willing to enter into this Guaranty in order to further secure the training, and the payments, covenants, agreements and conditions of the Employers under the Agreements.

                 NOW, THEREFORE, in consideration of Kirkwood entering into the Agreements and providing training as therein provided and as an inducement to Kirkwood to enter into the Agreements and provide, pursuant to the Agreements, education and training to workers in new jobs with the respective Employers, Guarantor does hereby, subject to the terms hereof, covenant and agree with Kirkwood as follows:
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                                   ARTICLE I
                  REPRESENTATIONS AND WARRANTIES OF GUARANTOR


                 Guarantor hereby represents and warrants that:

                 (a) It is a corporation duly organized and in good standing under the laws of the State of Delaware with authority to do business in the State of Iowa;

                 (b) It is not in violation of any provision of its Articles of Incorporation, as amended, or its Bylaws;

                 (c) It is not in violation of any law, in any manner affecting the validity or enforceability of this Guaranty or its financial ability to perform hereunder;

                 (d) It has power to enter into this Guaranty, has duly authorized the execution and delivery of this Guaranty by proper corporate action and neither this Guaranty nor the agreements herein contained or the transactions contemplated hereby contravene or constitute a default under any agreement, instrument or indenture or any provision of its Articles of Incorporation, as amended, its Bylaws or any other agreement or requirement of law;

                 (e) the assumption of the obligations hereunder will result in a benefit to the Guarantor; and

                 (f) It has received a copy of the Agreements which the respective Employers have executed or will (with or without modification) execute.





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                                   ARTICLE II
                            COVENANTS AND AGREEMENTS


                 Section 2.1. Unconditional Guaranty. Guarantor hereby unconditionally and irrevocably, except upon the mutual agreement of the Guarantor and Kirkwood and compliance with the requirement of Section 3.2 hereof, guarantees to Kirkwood the prompt and complete performance of all payments, covenants, agreements and conditions required to be performed by the respective Employers under the provisions of the Agreements as and when said payments, covenants, agreements and conditions are therein required to be performed.

                 Section 2.2. Notice to Guarantor to Perform Under Guaranty. If the Revenue Fund, as defined in the Agreements, should at any time fail to be sufficient to enable Kirkwood to make any of the payments required under the Agreements and the Resolution as and when said payments become due and payable, or upon the occurrence of an event of default under the Agreements, the Guarantor hereby unconditionally covenants that it shall pay to Kirkwood such sums as the respective Employer is obligated to pay under the Agreements within the time for making such payments as set forth in a written notice sent to Guarantor or in the absence of such date specified in the notice within twenty
(20) days of the date of the notice.

                 Section 2.3. Guaranty to Remain in Force Until Full Payment. The obligations of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable and shall remain in full force and effect so long as the respective Agreements shall be in effect. It being the purpose and intent of this paragraph that the obligation of Guarantor shall be absolute, unconditional and irrevocable to the extent herein specified and shall not be discharged, impaired or varied except upon the payment to Kirkwood from revenues of the Project, the Employer or the Guarantor all sums necessary to pay in full the obligations of the respective Employer under the Agreements. Without limiting any of the other terms or provisions hereof, it is understood hereunder, there shall be no obligation on the part of Kirkwood to resort in any manner or form to any other source for payment to Kirkwood or to any other person, firm or corporation, their properties or estates.





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                 Section 2.4.   Guaranty to Remain in Force Notwithstanding
Happening of Events. The obligation of the Guarantor under this Guaranty shall not be affected, modified, impaired, or released upon the happening from time to time of any event, including without limitation, any of the following, whether or not with notice to, or the consent of Guarantor:

                 (a)   any amendment of the Agreements;

                 (b) any failure to give notice to Guarantor of the occurrence of an Event of Default under the Agreements;

                 (c) the unavailability in whole or in part, for any reason, of the funds contemplated by Section 2.2 or Article VII of the Agreements;

                 (d) the waiver of any payment, covenant, agreement or condition required to be performed by Kirkwood under the Agreements; or

                 (e) any failure, omission, delay or lack on the part of Kirkwood to enforce, assert or exercise any right, power or remedy conferred on Kirkwood by the Agreements or the Resolution.

                 Section 2.5. Right to Proceed Against Guarantor. In the event of a default in any payment under the terms of the Agreements when and as the same shall become due, Kirkwood may proceed hereunder and Kirkwood, in its sole discretion, shall have the right to proceed first and directly against Guarantor under this Guaranty without proceeding against or exhausting any other remedies which it may have and without resorting to any other security held by Kirkwood.

                 Section 2.6. Maintenance of Corporate Existence; Merger or Sale of Assets. During the existence of this Guaranty, Guarantor agrees that it will maintain its corporate existence and will not dispose of all or substantially all of its assets nor consolidate with nor merge into another corporation unless any such corporation with which Guarantor shall consolidate or into which Guarantor shall merge shall be a corporation organized and existing





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under the laws of one of the states of the United States of America; shall have a net worth (computed in accordance with generally accepted accounting principles) immediately subsequent to such acquisition, consolidation or merger at least equal to that of Guarantor immediately prior to such acquisition, consolidation or merger; and shall assume in writing all of the obligations of Guarantor hereunder.

                 Section 2.7. Consent to Jurisdiction and Venue. Guarantor irrevocably, so long as this Guaranty is in force, (a) agrees that any suit, action or other legal proceeding arising out of this Guaranty may be brought in any district court of the State of Iowa or the courts of the United States located in the State of Iowa, (b) consents to the personal jurisdiction of each such court in any such suit, action or proceeding, and (c) waives any objection as to venue of any suit, action or proceeding in any of such courts.


                                  ARTICLE III
                                 MISCELLANEOUS


                 Section 3.1. Obligations Absolute and Unconditional. The obligations of Guarantor hereunder shall arise absolutely, unconditionally and irrevocably, upon acceptance hereof by Kirkwood without regard to whether the Guarantor has received notice of the execution of the Agreements by the Employer or Kirkwood, or notice of acceptance, by Kirkwood, of this Guaranty.

                 Section 3.2. Nonexclusive Remedy; Notice; Waiver; Amendment. No remedy herein conferred upon or reserved to Kirkwood is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by Kirkwood.





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                 Section 3.3.   Annual Audit and Financial Statements.  The
Guarantor will keep proper books of record and account in accordance with generally accepted principles of accounting and will furnish to Kirkwood upon request copies of all quarterly and other interim financial statements as the Guarantor shall furnish to its stockholders.

                 Section 3.4.   Severability.  The invalidity or
unenforceability of any one or more phrases, sentences, clauses or Sections in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.

                 Section 3.5. Release. Upon completion of all obligations of the respective Employer under the Agreements, this Guaranty shall by its terms terminate and, upon request by Guarantor, Kirkwood shall release Guarantor from the provisions of this Guaranty in writing.

                 Section 3.6. Binding Upon Successors, Heirs and Assigns. This Guaranty shall inure to the benefit of the successors or assigns of Kirkwood and shall be binding on the successors, assigns, and legal representatives of the Guarantor.

                 Section 3.7. Applicable Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Iowa.

                 IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first above written.




                                MCLEOD, INC.


                                By     /s/ STEPHEN C. GRAY
                                  --------------------------------------------
                                        Stephen C. Gray
                                        President and Chief Operating Officer
 ATTEST:

  /s/ CASEY D. MAHON
--------------------------
  Casey D. Mahon
   Secretary





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